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                                                                    EXHIBIT 23.2


              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Members of AutoTrader.com, LLC:

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-34642 relating to 6,500,000 shares of Class A Common Stock of AutoTrader.com, Inc. on Form S-1 of our report dated April 3, 2000 (June 1, 2000 as to the sixth paragraph of Note 13), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Historical and Unaudited Pro Forma Financial Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of AutoTrader.com, LLC, listed in Item 16. This financial statement schedule is the responsibility of the management of AutoTrader.com, LLC. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 19, 2000